Exhibit 10

AGREEMENT made as of this 15th day of July, 2003 (this “Agreement”) by and among Leland P. Polak (“Polak”), Joseph Mazin (“Mazin”), William B. Wachtel (“Wachtel”) as Trustee for the Digital Trust, a trust formed under the laws of the State of New York (the “Digital Trust”), Bryan Maizlish (“Maizlish”), Timothy D. Morgan (“Morgan”), Tracie Savage (“Savage”), Harris A. Shapiro (“Shapiro”) and Corey P. Schlossmann (“Schlossmann;” Maizlish, Morgan, Savage, Shapiro and Schlossmann being collectively referred to herein as the “Directors”), Irene J. Marino (“Marino”), and PerfectData Corporation, a California corporation (the “Company”).

WHEREAS, Polak had represented to the Company that, pursuant to a voting trust or otherwise, he represents shareholders of the Company (including himself, his wife and son) holding an aggregate of 1,383,003 shares (the “Polak Shares”) of the Company’s Common Stock, no par value (the “Common Stock”), as indicated on Schedule A hereto and Polak had initiated discussions with Harris A. Shapiro (“Shapiro”), the Chairman of the Board and Chief Executive Officer of the Company, as to which actions the Company should adopt that would be most beneficial to the shareholders of the Company;

WHEREAS, Mazin, either individually or jointly with his wife Donna Mazin, is the beneficial owner of an aggregate of 788,997 shares (the “Mazin Shares”) of the Common Stock as indicated in Schedule B hereto, is or are authorized to vote the Mazin Shares and had joined in the discussions between Polak and Shapiro;

WHEREAS, the Directors and Marino beneficially own, and are entitled to vote, an aggregate of 756,843 shares (the “D&O Shares”) of the Common Stock as indicated in Schedule C hereto;

WHEREAS, Wachtel as the Trustee of the Digital Trust owns, and has the authority to vote, 427,873 shares (the “Digital Trust Shares”) of the Common Stock;

WHEREAS, the Polak Shares, the Mazin Shares, the Directors and Officers Shares and the Digital Trust Shares together constitute more than fifty (50%) percent of the 6,159,530 outstanding shares of the Common Stock;

WHEREAS, as a result of these discussions, Shapiro, as the representative of the Board of Directors of the Company, has urged, and Polak and Mazin have concurred, in view of all circumstances, including, without limitation, those related to the existing customer base of the Company and the Company’s office lease, as well as the current offers to buy, that a sale or, if a sale to a third party is not feasible, a liquidation of the Company’s operations through sale of its inventory and collection of its receivables, as well as payment of its liabilities, (the sale or liquidation being referred to herein as the “Transaction”) would be in the best interest of the Company and its shareholders, whether or not the Company’s proposed transaction with SuperCom Ltd., an Israeli company (“SuperCom”), is consummated;

NOW, THEREFORE, in consideration of the premises the parties hereby agree  as follows:

1.             The Company shall promptly seek to finalize an offer to purchase the current operations of the Company at the best price possible and to execute and deliver a definitive purchase agreement, the closing thereof to be subject to approval of the Transaction as contemplated by this Agreement.  Should such a contract not be satisfactorily obtainable, then the Company shall thereafter take such actions as are deemed necessary to liquidate and close the operations of the Company as described in the last WHEREAS clause, but not to dissolve the Company, again subject to approval of the Transaction as contemplated by this Agreement.  The parties recognize that the quicker the Transaction is effected, the drain on the Company’s cash will end and thereby avoid further dilution of the Company’s shareholders should the SuperCom transaction be consummated as currently proposed.

2.             The Company shall promptly file, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C thereunder, an information statement (the “Information Statement”) which gives notice to the Company’s shareholders that the Company has obtained consents to the approval of the Transaction from the holders of more than fifty (50%) percent of the outstanding shares of the Common Stock as required by Sections 153 and 1001(a) of the California General Corporation Law (the “CGCL”) and that the Information Statement constitutes the notice required by Section 603(b)(1) of the CGCL.

3.             On the date on which the Company is permitted, pursuant to the Exchange Act, to mail a copy of the Information Statement to each shareholder of the Company who did not consent to the approval of the Transaction,

(a)           Polak shall deliver to the Company consents from himself and other shareholders voting all of the Polak Shares in favor of the Transaction;

(b)           Mazin shall deliver to the Company consents voting all of the Mazin Shares in favor of the Transaction;

(c)           Each of the Directors and Marino shall deliver to the Company a consent voting all of his or her shares of the D&O Shares in favor of the Transaction; and

(d)           Wachtel shall deliver to the Company a consent voting all of the Digital Trust Shares in favor of the Transaction.

4.             On a date which is ten (10) days or more after the mailing of the Information Statement to the shareholders of the Company who have not consented pursuant to Section 3 hereof, the Company shall promptly proceed to effectuate the Transaction, whether through sale or liquidation.

5.             This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving any effect to any principles of conflicts of law, except that the Information Statement shall be subject to the Exchange Act and Regulation 14C thereunder.

6.             This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

7.             All signatures to this Agreement may be delivered via facsimile and each such signature shall be considered an original signature.

8.             Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law.  However, if any provision of this Agreement shall be held to be prohibited by, or invalid under, such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

9.             This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referrred to herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Leland P. Polak
Leland P. Polak

/s/ Joseph Mazin
Joseph Mazin

/s/ William B. Wachtel
William B. Wachtel, as Trustee

/s/ Bryan Maizlish
Bryan Maizlish

/s/ Timothy D. Morgan
Timothy D. Morgan

/s/ Tracie Savage
Tracie Savage

_		/s/ Harris A. Shapiro
Harris A. Shapiro

/s/ Corey P. Schlossmann
Corey P. Schlossmann

/s/ Irene J. Marino
Irene J. Marino

PERFECTDATA CORPORATION

	By:	/s/ Harris A. Shapiro
Harris A. Shapiro
Charman and Chief Executive Officer

Schedule A

Holders of the Polak Shares

Name of Holder	Number of Shares

(in process of finalization)

Total	1,383,003

Schedule B

Holders of the Mazin Shares

Name of Holder	Number of Shares

Flamemaster Corporation	537,997

Flamemaster Employees’ Profit Sharing Plan	36,000

Altius Investment Corporation	23,000

Joseph Mazin and/or Donna Mazin	192,000

Total	788,997

Schedule C

Holders of Directors and Officers Shares

Name of Holder	Number of Shares

Harris A. Shapiro	284,500

Corey P. Schlossmann	454,759

Bryan Maizlish	4,256

Timothy D. Morgan	5,456

Tracie Savage	4,556

Irene J. Marino	3,316

Total	756,843